Sub-Item 77E - LEGAL PROCEEDINGS

Since October 2003,
Federated and related
entities (collectively,
"Federated"), and various
Federated
funds ("Funds"), have been
named as
defendants in several
class action lawsuits
now pending in the
United States District
Court for the District
of Maryland. The lawsuits
were
purportedly filed on
behalf of people who
purchased, owned and/or
redeemed shares of
Federated-sponsored mutual
funds during specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
 Federated engaged in illegal
 and improper trading practices
including
market timing and late
trading in concert with
certain institutional traders,
which allegedly caused financial
injury to the mutual fund shareholders.
These lawsuits began to
 be filed shortly after
Federated's first public
announcement that it had
received requests for
information on shareholder
trading activities in the
Funds from the SEC, the
Office of the New York State
Attorney General ("NYAG"),
and other authorities. In that
regard,
on November 28, 2005,
Federated announced that it
had reached final settlements
with the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving undisclosed
market timing arrangements and late
trading. The SEC made findings:
that Federated Investment
Management Company ("FIMC"),
an SEC-registered investment
adviser to various Funds,
and Federated Securities Corp.,
an SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the Investment
Advisers Act
and Investment Company Act by approving, but not disclosing, three market timing arrangements, or the associated conflict of interest between
FIMC and the funds involved in the
arrangements, either to other fund
shareholders or to the funds' board;
and that Federated Shareholder
Services Company, formerly an
SEC-registered transfer agent,
failed to prevent a customer and
a Federated employee from late
trading in violation
of provisions of the Investment
Company Act. The NYAG found that
such conduct violated provisions
of New York State law. Federated
entered
into the settlements without
admitting or denying the regulators'
findings. As Federated previously
reported in 2004, it has already paid
approximately $8.0 million to
certain funds as determined by
an independent consultant. As
part of these settlements,
Federated agreed to pay
disgorgement and a civil money
penalty in the aggregate amount
of an additional $72 million
and, among other things, agreed
that it would not
serve as investment adviser to
any registered investment company
unless (i) at least 75% of the
fund's directors are independent
of Federated,
(ii) the chairman of each such
fund is independent of Federated,
 (iii) no action may be taken
by the fund's board or any
committee thereof
unless approved by a majority
of the independent trustees
of the fund or committee,
respectively, and (iv) the
fund appoints a "senior officer"
who
reports to the independent
trustees and is responsible
for monitoring compliance by
the fund with applicable laws
and fiduciary duties and for
managing the process by which
management fees charged to a
fund are approved. The settlements
are described in Federated's announcement which, along with previous press releases and related communications on those matters,
is available in the "About Us"
section of Federated's
website at FederatedInvestors.com.
Federated entities have also been
named as defendants in several
additional lawsuits that are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP to
 represent the Funds in each of the
lawsuits described in the
preceding two paragraphs. Federated
and the Funds, and their respective
counsel, have been defending this
litigation, and none of the Funds
remains a defendant in any of the
lawsuits (though some could potentially
receive any recoveries as nominal defendants).
Additional lawsuits based
upon similar allegations may be
filed in the future. The potential
impact of these lawsuits, all of
which seek unquantified damages,
attorneys' fees,
and expenses, and future potential
similar suits is uncertain. Although
we do not believe that these lawsuits
will have a material adverse effect on
the Funds, there can be no assurance
that these suits, ongoing adverse
publicity and/or other developments
resulting from the regulatory
investigations will not result in
increased Fund redemptions, reduced
sales of Fund shares, or other adverse
consequences for the Funds.